AMERICAN FUNDS TARGET DATE RETIREMENT SERIES, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST:  American Funds Target Date Retirement Series, Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:
I.

INCORPORATOR

The undersigned, Steven I. Koszalka, whose mailing address is 333 South Hope Street, Los Angeles, California 90071, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

II.

NAME

The name of the corporation (hereinafter called the "Corporation") is:

American Funds Target Date Retirement Series, Inc.

III.

PURPOSES AND POWERS

The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are:

(a) To conduct and carry on the business of an open-end investment management company under the Investment Company Act of 1940, as amended and as may be further amended from time to time (the "1940 Act").

(b) To do any and all such acts or things and to exercise and enjoy any and all such further powers, rights or privileges as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in this Article.

The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation (the "Charter"), and shall each be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the laws of the State of Maryland.

IV.

PRINCIPAL OFFICE AND PLACE OF BUSINESS

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

V.

RESIDENT AGENT

The name and address of the Corporation's resident agent is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

VI.

STOCK

(a) The total number of shares of stock which the Corporation shall have the authority to issue is 9,000,000,000 shares, par value $.001 per share, having an aggregate par value of $9,000,000. All of such shares are initially classified as common stock (the "Common Stock"). Initially, the shares of Common Stock are classified and designated in the following Series (as defined herein):

Name of Series	Number of Shares

American Funds 2010 Target Date Retirement Fund	1,000,000,000

American Funds 2015 Target Date Retirement Fund	1,000,000,000

American Funds 2020 Target Date Retirement Fund	1,000,000,000

American Funds 2025 Target Date Retirement Fund	1,000,000,000

American Funds 2030 Target Date Retirement Fund	1,000,000,000

American Funds 2035 Target Date Retirement Fund	1,000,000,000

American Funds 2040 Target Date Retirement Fund	1,000,000,000

American Funds 2045 Target Date Retirement Fund	1,000,000,000

American Funds 2050 Target Date Retirement Fund	1,000,000,000

Each of the Series set forth above are initially divided into six classes of shares designated as Class A, Class R-1, Class R-2, Class R-3, Class R-4 and Class R-5 (the classes of a Series of Common Stock, together with any further Class or Classes of a Series of Common Stock from time to time created by the Board of Directors, being referred to herein individually as a "Class" and collectively as the "Classes"). The number of authorized shares of each Class shall consist of one-sixth of the number of authorized shares of the respective Series; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more Classes, the number of authorized shares of each such Class shall be rounded down to the nearest whole number of shares.

As used in the Charter, a "Series" of shares (as set forth above and as from time to time created by the Board of Directors) represents interests in the assets, liabilities, income, earnings and profits of an investment portfolio of the Corporation. Each Class of shares of a Series represents interests in the same underlying assets, liabilities, income, earnings and profits of such Series, but may differ from other Classes of such Series with respect to fees and expenses or such other matters as shall be established by the Board of Directors in accordance with Maryland law and the Charter. The Board of Directors of the Corporation is hereby empowered to increase or decrease, from time to time, the total number of shares of stock or the number of shares of stock of any Series or Class that the Corporation shall have authority to issue without any action by the stockholders.

(b) All Classes of a Series shall represent an equal proportionate interest in the assets of such Series (subject to the liabilities of the Corporation) and each shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the Charter to the contrary and unless otherwise set forth in Articles Supplementary or other charter document filed with the State Department of Assessments and Taxation of Maryland with respect to any additional Class of shares from time to time created by the Board of Directors:

1. Each Class of shares of the Corporation may be issued and sold subject to different sales loads or charges, whether, initial deferred or contingent, or any combination thereof (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated), as may be established from time to time by the Board of Directors in accordance with the 1940 Act and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable registration statement for the shares;

2. Expenses, costs and charges which are determined by or under the supervision of the Board of Directors to be attributable to the shares of a particular Class may be charged to that Class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that Class;

3. Each Class of shares of the Corporation may have such different exchange rights as the Board of Directors shall provide in compliance with the 1940 Act.

(c) Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate representing such fractional share, but including the right to vote and the right to receive dividends.

(d) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the Bylaws of the Corporation (the "Bylaws").

(e) The Board of Directors shall have the power to classify and reclassify any authorized but unissued shares of stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the stock. Subject to the provisions of Section (f) of this Article VI and applicable law, the power of the Board of Directors to classify or reclassify any of the shares of stock shall include, without limitation, authority to classify or reclassify any such stock into one or more Series and to divide and classify shares of any Series into one or more Classes of such Series, by determining, fixing or altering one or more of the following:

1.  The distinctive designation of such Series or Class and the number of shares to constitute such Series or Class; provided that, unless otherwise prohibited by the terms of such Series or Class, the number of shares of any Series or Class may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such Series or Class may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any Series or Class which have been redeemed, purchased or otherwise acquired by the Corporation shall remain part of the authorized stock of such Series or Class until classified or reclassified as provided herein.

2. Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such Series or Class;

3. Whether or not shares of such Series or Class shall have voting rights in addition to any general voting rights provided by law and the Charter and, if so, the terms of such additional voting rights;

4. The rights of the holders of shares of such Series or Class upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation.

Any of the terms of any Series or Class of stock set or changed pursuant to this section may be made dependent upon facts or events ascertainable outside the Charter, including determinations by the Board of Directors or other facts or events within the control of the Corporation, and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such Series or Class of stock is clearly and expressly set forth in the articles supplementary or other charter document filed with the State Department of Assessments and Taxation of Maryland.

(f) Except as otherwise expressly set forth in the terms of any Series or Class of stock, shares of stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption:

1. Assets Belonging to a Series or Class. All consideration received by the Corporation from the issue or sale of stock of any Series or Class of stock, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Series or Class of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such Series or Class. Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily attributable to any particular Series or Class shall be allocable among any one or more of the Series or Classes in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

2. Liabilities Belonging to a Series or Class. The assets belonging to any Series or Class of stock shall be charged with the liabilities in respect of such Series or Class and with all expenses, costs, charges and reserves attributable to such Series or Class, and shall be so recorded upon the books of account of the Corporation. Such Series' or Class' share of the general liabilities of the Corporation determined as hereinafter provided shall also be charged with the liabilities of the Corporation in respect of such Series or Class. The determination of the Board of Directors shall be conclusive as to the amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to a given Series or Class; and as to whether the same are allocable to one or more Series or Classes. The liabilities so allocated to a Series or Class are herein referred to as "liabilities belonging to" such Series or Class. Any liabilities which are not readily attributable to any particular Series or Class shall be allocable among any one or more of the Series or Classes in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable. The debts, liabilities, obligations and expenses incurred or contracted for or otherwise existing with respect to a Series or Class are enforceable with respect to that Series or Class only and not against the assets of the Corporation generally or any other Series or Class of stock of the Corporation.

3. Dividends and Distributions. Dividends and other distributions on shares of a particular Series or Class may be paid out of the assets belonging to that particular Series or Class with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that Series or Class. To the extent permitted by the 1940 Act, the Board of Directors may provide that dividends and distributions shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period prior to the record date of the dividend or distribution.

Shares of each Series or Class of stock shall be entitled to such dividends and distributions, in cash, property or additional shares of the same or another Series or Class, or a combination thereof, as may be determined and authorized from time to time by the Board of Directors, acting in its sole discretion, and declared by the Corporation with respect to such Series or Class, provided, however, that dividends and distributions on shares of a Series or Class of stock shall be paid only out of the lawfully available "assets belonging to" such Series or Class as such phrase is defined in Section (e)(1) of this Article VI.

4. Liquidating Dividends and Distributions. In the event of the liquidation or dissolution of the Corporation or a particular Series or Class, stockholders of each affected Series or Class of stock shall be entitled to receive, as a Series or Class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular Series or Class, the assets belonging to such Series or Class; and the assets so distributable to the stockholders of any Series or Class of stock shall be distributed among such stockholders in proportion to the number of shares of such Series or Class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular Series or Class of stock and available for distribution, such distribution shall be made to the holders of stock of all Series or Classes in proportion to the asset value of the respective Series or Classes determined as hereinafter provided. The liquidation or dissolution of the Corporation or the liquidation of any particular Series or Class in which there are shares then outstanding shall be accomplished in accordance with the provisions of the Maryland General Corporation Law, the 1940 Act and any other applicable law. The reorganization of a particular Series or Class may be accomplished, in whole or in part, by the transfer or reallocation of assets of such Series or Class to another Series or Class or by the exchange of shares of such Series or Class for the shares of another Series or Class.

By action of the Board of Directors of the Corporation but without stockholder approval, the assets belonging to a Series or Class may be transferred or otherwise reallocated in accordance with the applicable requirements of the 1940 Act to another Series or Class of the Corporation or transferred to another registered or unregistered investment company or portfolio thereof, in exchange for shares of the transferee Series or Class, investment company, or portfolio or in exchange for cash, as determined in accordance with the 1940 Act and any applicable agreement or plan of reorganization adopted by the Board of Directors of the Corporation. This paragraph shall not limit the authority of the Corporation to effect a transaction described by this paragraph under authority of applicable law or any other independent provision of the Charter.

5. Voting. On each matter submitted to a vote of the stockholders, each holder of a share of Common Stock shall be entitled to one vote for each share standing in such holder’s name on the books of the Corporation, irrespective of the Series or Class thereof or, if approved by the Board of Directors and pursuant to the issuance of an exemptive order from the Securities and Exchange Commission, for each dollar of net asset value per share of a Series or Class, as applicable. All shares of all Series and Classes shall vote as a single Class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any Series or Class is required by the 1940 Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that Series or Class shall apply in lieu of Single Class Voting; (ii) in the event that the separate vote requirement referred to in (i) above applies with respect to one or more Series or Classes, then, subject to (iii) below, the shares of all other Series and Classes shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular Series or Class, including, without limitation, the reorganization or liquidation of another Series or Class as described in subsection (4) hereof, only the holders of shares of the one or more affected Series or Classes shall be entitled to vote.

6. Redemption. To the extent the Corporation has funds or other property legally available therefor, each holder of shares of stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem all or any proportion of the shares owned by any holder of stock of the Corporation on terms and conditions determined by the Board of Directors in its sole discretion, including, without limitation, in connection with a liquidation or reorganization involving one or more Series or Classes, or all of the Series or Classes, or if the value of such shares in the account of such holder is less than the minimum initial investment amount applicable to that account as set forth in the Corporation's current registration statement under the 1940 Act or less than the defined amount pursuant to Maryland General Corporation Law, whichever amount is lower, and in all cases subject to such further terms and conditions as the Board of Directors of the Corporation may from time to time adopt. The redemption price of shares of stock of the Corporation shall, except as otherwise provided in this Section, be the net asset value thereof as determined by, or pursuant to methods approved by, the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be specified in the Corporation's current registration statement under the 1940 Act for that Series or Class. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the Series or Class of the shares redemption of which is being sought, the value of which shall be determined as provided herein.

7. Net Asset Value Per Share. The net asset value per share of any Series or Class of Common Stock shall be the quotient obtained by dividing the value of the net assets of that Series or Class (being the value of the assets belonging to that Series or Class less the liabilities belonging to that Series or Class) by the total number of shares of that Series or Class outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the 1940 Act. Subject to the applicable provisions of the 1940 Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the Bylaws or in a duly adopted resolution of the Board of Directors, such bases and times for determining the value of the assets and/or liabilities belonging to, and the net asset value per share of outstanding shares of, each Series or Class, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the 1940 Act, to determine or to have determined under its direction, which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.

The Board of Directors may determine to maintain the net asset value per share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declaration of income attributable to that Series as dividends and for the handling of any losses attributable to that Series. Such procedures may provide that in the event of any loss, each stockholder shall be deemed to have contributed to the capital of the Corporation attributable to that Series the stockholder’s pro rata portion of the total number of shares required to be canceled in order to permit the net asset value per share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each stockholder of the Corporation shall be deemed to have agreed, by the stockholder’s investment in any Series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

The Board of Directors shall have the right, in its sole discretion, to establish such other methods for determining net asset value whenever such other methods are deemed by the Board of Directors to be necessary or desirable and are consistent and in compliance with the 1940 Act.

8. Equality. All shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities allocated among the Classes of that Series), and each share of any particular Series shall be equal to each other share of that Series. The Board of Directors may from time to time divide or combine the shares of any particular Series into a greater or lesser number of shares of that Series without thereby changing the proportionate interest in the assets belonging to that Series or in any way affecting the rights of holders of shares of any other Series.

9. Conversion or Exchange Rights. At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the 1940 Act and applicable rules and regulations of the NASD or other applicable self-regulatory organization, and from time to time reflected in the registration statement of the Corporation, shares of a particular Series or Class of stock may be automatically converted into shares of another Series or Class of stock of the Corporation based on the relative net asset values of such Series or Class at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the registration statement of the Corporation. The terms and conditions of such conversion may vary within and among the Series and Classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the registration statement of the Corporation.

VII.

DIRECTORS

The number of directors of the Corporation shall be one, which number may be, from time to time, increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than the minimum number permitted by the Maryland General Corporation Law. The individual who will serve as director until the first annual meeting of stockholders and until his successor is elected and qualifies is Michael J. Downer.

VIII.

PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS
OF THE CORPORATION AND OF THE DIRECTORS AND STOCKHOLDERS

The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

(a) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any Series, Class, type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other Series, Classes or types of stock or other securities at the time outstanding.

(b) The Board of Directors of the Corporation shall have power from time to time and in its sole discretion to determine, in accordance with sound accounting practice, what constitutes annual or other net income, profits, earnings, surplus, or net assets; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may from time to time determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors or required by law.

(c) The Board of Directors of the Corporation may establish in its absolute discretion the basis or method for determining the value of the assets belonging to any Series or Class, and the net asset value of each share of stock of each Series and Class for purposes of sales, redemptions, repurchases of shares or otherwise.

(d) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of votes entitled to be cast by holders of shares of any Series or Class, or of all Series or Classes, of stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of shares entitled to cast a majority of the total number of votes entitled to be cast thereon.

(e) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to Series or Class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes, regulatory requirements or the Charter, requires approval by a separate vote of one or more Series or Classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by holders of shares of each Series or Class entitled to vote as a Series or Class on the matter shall constitute a quorum.

(f) The Corporation shall indemnify (1) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the laws of the State of Maryland now or hereafter in force, including the advancement of expenses under the procedures and to the full extent permitted by law, and (2) its other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Charter shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. Nothing contained herein shall be construed to authorize the corporation to indemnify any director or officer of the Corporation against any liability to the Corporation or to any holders of securities of the Corporation to which he is subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. Any indemnification by the Corporation shall be consistent with the requirements of law, including the 1940 Act.

(g) To the fullest extent permitted by the statutory and decisional law of the State of Maryland and the 1940 Act, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. No amendment, modification or repeal of this Article VIII shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

(h) In addition to the powers and authority hereinbefore, hereinafter or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of the State of Maryland, of the Charter and of the Bylaws.

(i) The Corporation reserves the right from time to time to make any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise.

(j) The Corporation shall not be required to hold an annual meeting of stockholders in any year in which the Maryland General Corporation Law does not require that such a meeting be held.

(k) The Corporation may issue and sell fractions of shares of stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the Charter or Bylaws, they shall be deemed to include fractions of shares, where the context does not clearly indicate that only full shares are intended.

(l) The Corporation shall not be obligated to issue certificates representing shares of any Series or Class of stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide record stockholders with such information as may be required under the Maryland General Corporation Law.

(m) The Board of Directors has the exclusive power to make, alter, amend or repeal the Bylaws.

The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the laws of the State of Maryland now or hereafter in force.

IX.

DURATION OF THE CORPORATION

The duration of the Corporation shall be perpetual.

THIRD: The amendment to and restatement of the Charter as hereinabove set forth have been approved by a majority of the entire Board of Directors as required by law. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the Charter.

FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article V of the foregoing amendment and restatement of the Charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VII of the foregoing amendment and restatement of the Charter.

SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement of the Charter was 100,000 shares of Common Stock, $.0001 par value per share. The aggregate par value of all shares of stock having par value was $10.

EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the Charter is 9,000,000,000 shares of Common Stock, $.001 par value per share. The aggregate par value of all authorized shares of stock having par value is $9,000,000.

NINTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 3rd day of January, 2007.

ATTEST:	AMERICAN FUNDS TARGET DATE
RETIREMENT SERIES, INC.

/s/ Steven I. Koszalka	By: /s/ Michael J. Downer (SEAL)
Steven I. Koszalka	Michael J. Downer
Secretary	President